Exhibit 99.1

Sell Side Analyst Meeting New York City January 15, 2016

WA R N I N G R E G A R D I N G F O RWA R D L O O K I N G S TAT E M E N T S This presentation contains statements that constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever The RMR Group Inc. (“RMR”) uses words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words, including with respect to, or on behalf of, its client companies, it is making forward looking statements. RMR’s forward looking statements are based on its current expectations and projections about future events. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be accurately predicted or quantified. You should not rely on RMR’s forward looking statements as guarantees of future events. The events and circumstances stated or implied by RMR’s forward looking statements may not occur and actual results may differ materially from those stated or implied in the forward looking statements as a result of various factors, including, but not limited to: (a) substantially all of RMR’s revenues are derived from services to four managed REITs and three real estate operating companies and a loss of any of these clients, a decline in the business, assets or market capitalization of any of these clients, or a failure of these clients to fulfill our or their expectations about future performance or opportunities could have a material adverse impact on RMR and its results of operations and financial condition; (b) changing market conditions, including rising interest rates; (c) competition from other asset managers; (d) the possible termination of RMR’s management agreements with its client companies or any of them; (e) litigation risks; (f) the impact of any conflicts of interest arising from RMR’s management activities; (g) RMR’s inability to retain key personnel; and (h) risks associated with RMR recently becoming a public company and whether a liquid market will develop for its Class A common shares. You should not place undue reliance upon forward looking statements or their implications. The information contained in RMR’s filings with the Securities and Exchange Commission, or the SEC, including under the caption “Risk Factors” in RMR’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from RMR’s forward looking statements. RMR’s filings with the SEC are available at RMR's website, www.rmrgroup.com, and the SEC’s website, www.sec.gov. RMR undertakes no obligation to update any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law. This presentation includes certain measures for RMR and its client companies which are not measures prescribed by accounting principles generally accepted in the United States (“GAAP”); this information should not be considered as an alternative to revenues, net income, gross margin, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. For definitions and reconciliations of these measures to the most directly comparable GAAP financial measures, please see the Appendix of this presentation. The information contained in this presentation is for information purposes only, is subject to completion and amendment and is not investment advice and is not intended to be used as the basis for making an investment decision. This presentation shall not, and is not intended to, constitute or contain an offer or invitation to sell or the solicitation of an offer to buy, and may not be used as, or in connection with, an offer or invitation to sell or a solicitation to buy any securities. 2

Agenda Topic RMR Overview Hospitality Properties Trust TravelCenters of America LLC Sonesta International Hotels Corporation Senior Housing Properties Trust Five Star Quality Care, Inc. Select Income REIT Government Properties Income Trust RMR Real Estate Income Fund RMR Property & Asset Management RMR Financial Overview Closing Remarks Presenter Adam Portnoy John Murray “ ” David Hegarty “ John Popeo Mark Kleifges “ David Blackman Matthew Jordan Adam Portnoy 3

RMR Overview Adam Portnoy Managing Director, President & Chief Executive Managing Trustee, HPT, SNH, SIR, GOV Officer, RMR & RIF

The RM RG r oup • RMR is an alternative asset management company with $21.0 billion of assets under management, including more than 1,300 real estate properties. RMR’s business primarily consists of providing management services to: • Four publicly traded REITs. Three real estate operating companies. One real estate securities closed end fund.(1) • RMR was founded in 1986 to invest in commercial real estate and manage real estate businesses. RMR has over 400 professionals in its corporate headquarters in Newton, MA and 25 offices throughout the U.S. • Note: Data presented is as of September 30, 2015. (1) Managed by RMR’s registered investment adviser subsidiary, RMR Advisors LLC. 5

Managed Companies

Four publicly traded REITs:

HPT SNH SIR GOV

- The managed REITs have no employees; RMR is responsible for all their day to day operations.
- RMR earns fees pursuant to 20 year Business Management Agreements and 20 year Property Management Agreements with the managed REITs.
  - Business management revenues principally consist of annual fees based on 50 bps multiplied by the lower of: (1) the historical cost of real estate, or (2) total market capitalization.
  - Property management revenues principally consist of annual fees based on 3.0% of gross rents collected at certain managed properties.
  - Business management incentive fees are equal to 12% of value generated in excess of benchmark index total returns per share, subject to caps.(1)

Three real estate operating companies:

TA TravelCenters of America
FIVE STAR SENIOR LIVING
SONESTA

- Some (but not all) of the properties owned by the managed REITs are operated by TA, FVE and Sonesta.
- Revenues earned from TA, FVE and Sonesta consist of annual fees based on 60 bps multiplied by revenues (as defined).(2)
- The RMR managed companies combined have approximately $11 billion of annual gross revenues and approximately 50,000 employees.(3)

One real estate securities focused closed end fund:

RIF

- RIF is a 1940 Act registered closed end fund that owns approximately $250 million in publicly traded securities of unaffiliated real estate companies.(4)
- Revenues earned from RIF consist of annual investment management fees based on 85 bps multiplied by average daily managed assets.(4)

(1) Business management incentive fees are calculated based on the managed REITs' calendar year end. For calendar year end 2015, any business management incentive fees earned by RMR will be paid to both RMR and ABP Trust (f/k/a RMR Trust) pro rata based on the date the "Up-C" transaction was completed and The RMR Group began operations on June 5, 2015.
(2) Revenues for TA are based on gross fuel margin and total non-fuel revenues.
(3) As of and for the 12 months ended September 30, 2015. RMR fees are not based on all TA's fuel revenues; see note 2.
(4) Managed by RMR's registered investment adviser subsidiary, RMR Advisors LLC.

THE RMR GROUP 6

St abl e Revenue Base Management Services Revenues(1) Other, 1.6% • RMR’s revenues are primarily from recurring fees earned agreements with high companies. under long term credit quality Managed Operators, 15.8% • 82.6% of RMR’s management services revenues are from the managed REITs.(1) Managed REITs, 82.6% • RMR’s agreements with the managed REITs extend for 20 year terms. Managed REITs’ Management Services Revenues(1) • The businesses of the managed real estate operating companies are conducted in large part at properties under long term leases and GOV, 13.6% SNH, 34.7% SI management arrangements managed REITs. with the 27.4% (1) For the three months ended September 30, 2015. 7

Di ver seSour cesof Revenues Assets Under Management(1) Real Estate Securities, 1.1% Industrial Properties, 7.6% R Prope 14. l ies, Office Properties, 34.9% Senior Living Communities, 19.2% H s, 22.9% 8 (1) Based on historical cost of real estate at managed REITs and RIF’s total managed assets as of September 30, 2015. As of September 30, 2015, RMR managed 1,300 properties located throughout the U.S., including 48 states, Washington, D.C. and Puerto Rico, as well as Canada.

RMR Operates a Large, Nationwide Real Estate Platform



Minneapolis
Newton
Philadelphia
Long Island
Sacramento
Chicago
Cleveland
Baltimore
Denver
Washington D.C. (3)
Kansas City
Indianapolis
Albuquerque
Los Angeles
Phoenix
Columbia
San Diego
Dallas
Atlanta (2)
Honolulu (2)
Austin
States in which The RMR Group managed properties are located
The RMR Group corporate headquarters
The RMR Group property management offices – 25 locations

In 2015, RMR negotiated and executed more than 260 leases for approximately 4 million square feet on behalf of its managed REITs and directly managed approximately $75 million of capital improvements at properties owned by RMR managed companies.

THE RMR GROUP 9

Quality and Depth of Management

RMR Officers:

Barry Portnoy	*Managing Director & Chairman*
Adam Portnoy*	*Managing Director, President & Chief Executive Officer*
David Blackman*	*Executive Vice President*
Jennifer Clark*	*Executive Vice Pres., General Counsel & Corporate Secretary*
David Hegarty*	*Executive Vice President*
Mark Kleifges*	*Executive Vice President*
Bruce Mackey	*Executive Vice President*
John Murray*	*Executive Vice President*
Thomas O'Brien	*Executive Vice President*
John Popeo*	*Executive Vice President*
Timothy Bonang	*Senior Vice President*
Ethan Bornstein	*Senior Vice President*
Richard Doyle	*Senior Vice President*
Carlos Flores	*Senior Vice President*
Jennifer Francis	*Senior Vice President*
Matthew Jordan	*Senior Vice President, Chief Financial Officer & Treasurer*
David Lepore	*Senior Vice President*
Andrew Rebholz	*Senior Vice President*
Mark Young	*Senior Vice President*
Jacquelyn Anderson	*Vice President, Legal & Assistant General Counsel*
Eileen Kiley	*Vice President, Human Resources & Chief HR Officer*
George Martin	*Vice President, Tax*
David SanClemente	*Vice President, Information Technology & CIO*
Richard Siedel	*Vice President*
Vern Larkin	*Director of Internal Audit*

RMR Managed Companies' Officers:

John Murray, President & COO
Mark Kleifges, Chief Financial Officer

David Hegarty, President & COO
Richard Siedel, Chief Financial Officer

David Blackman, President & COO
John Popeo, Chief Financial Officer

David Blackman, President & COO
Mark Kleifges, Chief Financial Officer

TravelCenters of America
Thomas O'Brien, President & CEO
Andrew Rebholz, Chief Financial Officer

FIVE STAR
Bruce Mackey, President & CEO
Richard Doyle, Chief Financial Officer

SONESTA
Carlos Flores, President & CEO
Richard Pearl, Chief Financial Officer

Fernando Diaz, President
Mark Kleifges, Chief Financial Officer

RMR's Operations Include:

Accounting	Acquisitions	Administration	Building Operations	Compliance/Internal Audit
Construction	Development	Dispositions	Engineering	Finance
Financial Planning	Human Resources	Information Services	Investor Relations	Leasing
Market Research	Risk Management	Tax		

Senior management has worked together through several business cycles in which they acquired, financed, managed and disposed of real estate as well as started real estate businesses.

* Member of the RMR Executive Operating Committee

THE RMR GROUP 10

St r ong Al i gnm ent of I nt er est s The RMR Group Inc. Summary Corporate Structure Public Shareholders (7.1 million shares of Class A Common Stock) Managed REITs (HPT, SNH, SIR & GOV) ABP Trust (Barry Portnoy & Adam Portnoy) The RMR Group LLC Indirect Economic Interest(1) Public Shareholders (7.1 million shares of Class A Common Stock), 22.8% 44.1% 49.6% 6.3% ABP Trust (Barry Portnoy & Adam Portnoy), 51.6% Managed REITs (HPT, SNH, SIR & GOV), 25.6% 51.6% 48.4% The RMR Group LLC (1) Indirect economic interest in The RMR Group LLC is held through The RMR Group Inc. and is subject to The RMR Group Inc.’s liabilities, including those under the Tax Receivable Agreement. 11 The RMR Group Inc.

Hospitality Properties Trust TravelCenters of America Sonesta International Hotels Corporation John Murray Executive Vice President, RMR President & Chief Operating Officer, HPT

Jco(HPT\ HPT ·· Hospitality Properties Trust 'N''Y''"SuE.

HPTCom panyO ver vi ew HPT is a large hospitality REIT: 495 properties with an historical cost of $8.5 billion as of September 30, 2015. 302 hotels (45,864 rooms) 193 travel centers; almost all at U.S. interstate highway exits. Located in 45 states, Puerto Rico and Ontario, Canada. HPT’s properties are generally operated under combination agreements and most of HPT’s returns/rents are secured by deposits and guarantees. Operating agreements are generally structured to provide high levels of income throughout economic cycles. Security deposits, guarantees, subordinated management fees and all or none renewal options are intended to ensure operators’ commitments. Strong recent financial performance and a conservative financial profile. Hotel portfolio Revenue Per Available Room (“RevPAR”) has outperformed industry growth for the past 11 consecutive quarters. HPT has been investment grade rated since 1998 (Baa2 Moody’s/BBB-S&P). 1.36x coverage of annual minimum returns and rents for the three months ended September 30, 2015.(1) As of September 30, 2015, 79% of HPT’s aggregate minimum returns and rents were secured by guarantees and security deposits. (1) HPT defines coverage as combined total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT (which data is provided to HPT by its managers or tenants), divided by the minimum return or minimum rent payments due to HPT. 14

HPT is the Second Largest Hospitality REIT, but Has the Most Diversified Portfolio

- **$8.5 billion investment portfolio (historical investment basis)[(1)].**
- **Total of 495 properties located in 45 states, Puerto Rico and Canada.**
  - 302 hotels with 45,864 rooms.
  - 193 travel centers located adjacent to the U.S. interstate highway system.
- **HPT's properties are operated under well recognized consumer brands:**

HPT Hotel Brands



THECLIFT
1 hotel
372 rooms
Marriott HOTELS & RESORTS
7 hotels
748 rooms
INTERCONTINENTAL
3 hotels
SONESTA COLLECTION
4 hotels
1,445 rooms
WYNDHAM HOTELS & RESORTS
6 hotels
Sonesta
23 hotels
HYATT PLACE
22 hotels
2,724 suites
STAYBRIDGE SUITES
19 hotels
2,364 suites
CROWNE PLAZA
7 hotels
2,711 rooms
ROYAL SONESTA HOTEL
4 hotels
1,571 rooms
Residence Inn Marriott
35 hotels
4,488 suites
CANDLEWOOD SUITES
61 hotels
7,553 suites
COURTYARD Marriott
71 hotels
10,265 rooms
Park Plaza
1 hotel
SpringHill Suites Marriott
2 hotels
Holiday Inn
3 hotels
754 rooms
COUNTRY INNS & SUITES
5 hotels
753 suites
HAWTHORN SUITES BY WYNDHAM
16 hotels
1,756 suites
TownePlace Suites Marriott
12 hotels
Radisson
5 hotels
1,128 rooms

HPT Travel Center Brands

TA
TravelCenters of America

PETRO
Stopping Centers®

Note: Data presented is as of September 30, 2015.
(1) Represents historical cost of properties plus capital improvements funded by HPT less impairment writedowns, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations.

THE RMR GROUP 15

HPT has $5.4 Billion Invested in 302 Full Service, Select Service and Extended Stay Hotels

HPT Hotel Managers
(by $ invested)[(1)]



Marriott International, Inc.
122 hotels / 17,086 rooms
$1,778 million
InterContinental Hotels Group plc
93 hotels / 14,182 rooms
$1,546 million
Sonesta International Hotels Corporation
31 hotels / 5,831 rooms
$1,070 million
Wyndham Hotel Group
22 hotels / 3,579 rooms
$381 million
Global Hyatt Corporation
22 hotels / 2,724 suites
$302 million
Carlson Hotels Worldwide
11 hotels / 2,090 rooms
$210 million
Morgans Hotel Group
1 hotel / 372 rooms
$120 million

Unique Agreements

- 9 Hotel Management Agreements/Leases.
- HPT's operating agreements are generally structured to reduce cash flow volatility in a downturn and allow for upside participation in a recovery.
- The majority of HPT's 302 hotel properties are secured by deposits or guarantees and have potential additional returns based on performance.
  - Six agreements covering 217 hotels feature manager guarantees and/or security deposits that protect HPT's cash flow when hotel operations fail to cover minimum rents or returns.
  - Hotel management agreements provide for additional returns to HPT based on hotel net operating income above certain thresholds.

Note: Data presented is as of and for the three months ended September 30, 2015.
(1) Represents historical cost of properties plus capital improvements funded by HPT less impairment writedowns, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations.

THE RMR GROUP 16

HPT Believes its Recent Investments in Hotel Renovations Have Resulted in Outperformance

- From 2010 through 3Q15, HPT has completed renovations at 270 hotels at a cost of approximately $1 billion.
  - Renovations are substantially complete at hotels included in HPT's Marriott, InterContinental and Wyndham agreements.
  - HPT's annual minimum returns/rents have increased by 8-9% of the amount of renovation costs funded.
- HPT's hotel portfolio Revenue Per Available Room ("RevPAR") has outperformed industry growth for 11 consecutive quarters.



Year Over Year RevPAR Change
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
HPT
STR
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15

THE RMR GROUP
17

HPT Fi nanci alSum m ar y As of and for the three months ended September 30, As of and for the nine months ended September 30, ($ and shares in 000s, except per share data) 2015 2014 2015 2014 (1) HPT defines coverage as combined total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT (which data is provided to HPT by its managers or tenants), divided by the minimum return or minimum rent payments due to HPT. (2) See exhibits herein for a reconciliation to nearest GAAP measure. 18 Property data: Number of properties 495 476 495 476 Annual minimum returns and rents $740,161 $686,573 $740,161 $686,573 Coverage of annual minimum returns and rents(1) 1.36x 1.32x 1.35x 1.22x Key financial data: Adjusted EBITDA(2) $192,713 $170,505 $551,167 $497,432 Normalized funds from operations (FFO)(2) $149,692 $129,158 $422,580 $371,905 Weighted average shares outstanding 151,386 150,007 150,863 149,834 Per share data: Common dividend $0.50 $0.49 $1.49 $1.46 Normalized FFO $0.99 $0.86 $2.80 $2.48 Normalized FFO payout ratio 50.5% 57.0% 53.0% 58.6%

HPTConser vat i veFi nanci al Pr of i l e As of September 30, 2015 ($ in millions) Market Capitalization Book Capitalization $3,276 44% $2,976 48% $4,176 56% $3,276 52% Unsecured debt Equity market capitalization Unsecured debt Shareholders' book equity 19 HPT’s unsecured debt is investment grade rated Baa2 / BBB-by Moody’s and Standard & Poors.

HPTI nvest m entHi ghl i ght s • Favorable market trends currently exist for both the lodging and travel center industry. • HPT owns a diversified portfolio of recently renovated, high quality properties. • HPT has long term portfolio agreements that can provide security of cash flow. • HPT’s hotel RevPAR growth has outperformed the industry for 11 consecutive quarters. • HPT anticipates improving results from existing portfolio and external growth opportunities. • HPT maintains a conservative financial profile with the capacity to support continued external growth. 20

[LOGO]

TA Com panyO ver vi ew • TravelCenters of America (TA) began its management relationship with The RMR Group in 2007 when HPT acquired TA, kept most of the real estate and spun off the operations to HPT’s shareholders. HPT and TA Management own approximately 17% of TA’s common shares. • TA sells diesel fuel and gasoline at its 253 truck stops branded as TA or Petro and its 184 convenience stores primarily branded as Minit Marts. TA’s truck stops principally provide services to long haul professional truck drivers. 193 of TA’s truck stops are owned by HPT and leased by TA. • TA’s non-fuel revenue includes truck repair, convenience and travel stores, quick service restaurants, table service casual restaurants and other amenities and services designed to appeal to both professional drivers and other highway travelers. • For the 12 months ended September 30, 2015, TA sold over 2 billion gallons of fuel, generated revenue of $6.2 billion and had net income of $63.7 million. 22

TravelCenters of America

TA Has a Leading Position in the Travel Center Industry and a Growing Presence in the Convenience Store Industry

- TA believes it has significant competitive advantages in the travel center industry.
  - 253 locations in 43 states (plus one in Canada).
  - Largely "irreplaceable real estate" at interstate highway exits.
  - 25 acres of land with parking for 189 trucks and 100 cars.
  - Fuel: 10 truck fueling lanes, five car fueling positions.
  - Food: full table service and one or more quick service restaurants (QSR).
  - Large convenience/travel store.
  - Truck maintenance and repair facility, including emergency roadside repair vehicles and a growing number of mobile truck maintenance vehicles.
  - Other driver/motorist services: showers, laundry area, business center, truck scales, video game room, casinos, fitness facilities and Wi-Fi internet access.
- TA determined to enter the convenience store industry at year end 2013.
  - 184 stores located in 11 states.

TA®

PETRO Stopping Centers®

MINIT MART LIFE IN THE GO!

Note: Data presented is as of September 30, 2015.

THE RMR GROUP 23

TA RecentFi nanci al Resul t s (in 000s, except per share and per gallon data) Three Months Ended September 30, Nine Months Ended September 30, 2015 2014 2015 2014 24 (1) See exhibits herein for a reconciliation to nearest GAAP measure. Fuel volumes sold 550,306 513,611 1,585,711 1,525,663 Fuel revenue $1,031,146 $1,575,763 $3,159,399 $4,823,581 Fuel gross margin $102,550 $98,352 $311,224 $289,792 Per gallon fuel gross margin $18.64 $19.15 $19.63 $18.99 Total nonfuel sales $474,646 $430,272 $1,330,786 $1,219,792 Nonfuel gross margin $252,729 $230,602 $722,157 $659,739 Nonfuel gross margin percentage 53.20% 53.60% 54.30% 54.10% Total revenues $1,508,993 $2,009,217 $4,499,577 $6,052,635 Net income $9,826 $12,796 $29,327 $26,627 Basic and diluted net income per share $0.26 $0.34 $0.76 $0.71 Adjusted EBITDA(1) $38,470 $42,837 $128,534 $106,746 Adjusted EBITDAR(1) $99,086 $97,197 $298,062 $269,041

TA I nvest m entHi ghl i ght s • Favorable Economic Environment Slow, steady expansion in U.S. economy. Freight volumes expected to increase 2.3% p.a. over next 11 years per American Trucking Association study. Size/Scale Competitive Advantages TA’s truck stop operation is one of only three nationwide truck stop networks in the U.S. TA believes that it is well positioned among its competitors because its full service offering is a competitive advantage. Growth External: TA’s unit growth over the past five years has added many locations that are still in ramp-up phase. TA expects that these repositioned locations may add to TA’s EBITDA and that additional growth opportunities exist, particularly in the convenience store space. Internal: TA believes that its varied operations (fuel, truck repair/maintenance, stores, restaurants, parking, etc.) provide multiple short and long term opportunities. Management TA management has a broad base of knowledge and experience to pursue multiple growth avenues in fuel, convenience stores, truck repair/maintenance and restaurants. • • • 25

[LOGO]

Sonest aCom panyO ver vi ew • Sonesta is a hotel brand and management company founded in 1937. • Sonesta was acquired by affiliates of The RMR Group in 2012. • Since 2012, Sonesta has grown its business in the United States from 3 hotels to 35, and added a new upscale extended stay brand. • Sonesta has a diverse and distinctive portfolio of 65 hotels with 5 brands across 3 continents. • The strategic relationship between HPT and Sonesta is allowing both to grow. Sonesta Resort Hilton Head Island Royal Sonesta Harbor Court Baltimore Sonesta Fort Lauderdale 27 Note: Data presented is as of December 31, 2015.

A G l obal Por t f ol i o of Di st i nct i ve Br ands Rooms Rooms 28 Note: Data presented is as of December 31, 2015. Sonesta Hotel Brand Type of Hotel Number of Hotels / Guest USA Upper upscale to luxury level full service hotels in urban or resort locations 5 / 1,867 USA, LATIN AMERICA, MIDDLE EAST Upscale to upper upscale full service hotels 27 / 6,211 USA Upscale all suite extended stay hotels 25 / 3,021 Traditional Peruvian inns near historic/archeological sites 4 / 199 Cruise ships operating on the Nile River between Luxor and Aswan, Egypt 4 / 147 A collection of 5 brands 65 Hotels / 11,445 Guest

A G l obal Por t f ol i o and Pi pel i ne 30 29 29 U.S. Full Service Hotels 25 US Extended Stay Hotels 16 10 International Hotels 8 3 0 2011 32 2013 53 2015 65 Hotels: Keys: 6,595 10,114 11,445 2015+ Pre-2012 2012-2013 • Focus on full-service “billboard” hotels. Continue rapid growth of extended stay footprint. Franchise growth in Latin America. • Public, but family-run company. Resort focused. Real estate divestitures. • New ownership brings large US growth (700%). Five Royal Sonesta and Sonesta Hotels & Resorts added in the U.S. 16 Sonesta ES Suites branded hotels launched in the U.S. • • • • • • 29 Note: Data presented as of December 31, 2015.

T h e B e n e f i t s o f t h e R e c e n t R e n o v a t i o n s a r e D e m o n s t r a t e d b y I m p r o v e d P e r f o r m a n c e • The recent investments in renovations along with improved revenue management, sales and marketing and a business like operational focus has repositioned these hotels to deliver improved financial results. 104.4 110 .1 100.0 105 100 95 90 85 80 80.9 79.5 75 72.7 70 71.8 65 60 As an example of Sonesta’s success with renovations, the above illustrates the monthly change in market share for the 16 Sonesta ES Suite hotels that Sonesta began to manage in 2012-2013 both before and after renovations (January 2014 – October 2015). Market share defined as the hotels’ monthly RevPAR relative to the hotels’ respective competitive set, as reported by Smith Travel Research, as of each of the monthly periods indicated. 30 104.1 101.4101 93.3 87.3 83.7 77.984.5 85.8 73.7 68.268.3 69.6 64.566.566.1

Senior Five Housing Properties Trust Star Quality Care, Inc. David Hegarty Executive Vice President, RMR President & Chief Operating Officer, SNH

11Fan Pier Boulevard & 50 Northern Avenue, Boston, MA Biotech Medical Office Buildings Primary Tenant: Vertex Pharmaceuticals Square Feet: 1,650,000 SNH Senior Housing Properties Trust NYSE. II F.jllu

SNH Company Overview

- **SNH is a healthcare REIT:**
  - **Substantial size**: $7.4 billion investment portfolio.
  - **Focused growth**: Private pay senior living communities and medical office buildings.
  - **Limited government funding exposure**: Approximately 97% of NOI comes from private pay properties.[1]
  - **Geographic diversity**: Properties in 43 states and Washington, D.C.
  - **Tenant diversity**: Approximately 630 tenants.
  - **Carefully structured investments**: No ground leased properties, no joint ventures, and only 59 of 428 properties (15% of total rents[2]) are encumbered by mortgages and capital leases.

Property Mix[3]



Private Pay Senior Living 55%
Medical office buildings 40%
Wellness centers 2%
Nursing homes 3%

Note: Data is presented as of and for the three months ended September 30, 2015.
(1) Defined as properties categorized as MOBs, wellness centers, and senior living communities in which the majority of the resident revenues are derived from private pay sources.
(2) Based on SNH's Q3 2015 rental income and managed property NOI.
(3) Actual as of September 30, 2015, based on investment values. Carrying value of investment is before depreciation, but after impairment write downs, if any.

THE RMR GROUP 33

SNHG eogr aphi cDi ver si f i cat i on $7.4 billion invested in 428 properties located in 43 states and Washington, D.C. By Investments By Total Rents IN 3% NY 3% VA 3% PA 3% VA 3% NY 3% WI 4% MD 4% MD 4% WI 4% 33 Other States + D.C. 37% 33 Other States + D.C. 36% GA 4% GA 5% TX 7% TX 7% FL 7% FL 9% CA 11% MA 18% MA 15% CA 10% 34 Note: Data presented is as of and for the three months ended September 30, 2015.

Seni or Li vi ng Por t f ol i o Property Mix (based on Q3 2015 NOI)(1) IL 30% MOBs 42% AL 25% SNF 3% Note: Data presented as of September 30, 2015. (1) See exhibits herein for a reconciliation to nearest GAAP measure. 35 Operator Unit Mix Number of Communities Units Five Star Quality Care IL, AL, ALZ, SNF 178 19,808 Sunrise Senior Living IL, AL, ALZ, SNF 4 1,619 Brookdale Senior Living AL, ALZ 18 894 13 Private Operators IL, AL, SNF 32 3,910 Managed Senior Living IL, AL, ALZ, SNF 65 8,606 Total Senior Living 297 34,837

M O B Por t f ol i o: Hi gh Q ual i t y Asset s and Tenant s MOB Annualized Rental Income Expiring 50% $180,000 $160,000 $140,000 $120,000 $100,000 $80,000 $60,000 $40,000 $20,000 $-8% 7% 6% 2% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024+ 36 Note: Actual as of September 30, 2015. Annualized rental income is SNH’s annualized rental income as of September 30, 2015. The MOB weighted average remaining lease term (by annualized rental income) is 7.8 years. 12% 8% 2%3%2% Largest MOB Tenants ($ in 000s) Square Feet Annualized Rental Income Lease Expiration Vertex Pharmaceuticals 1,082,000 $92,731 2028 Aurora Health Care, Inc. 643,000 $16,896 2024 Cedars-Sinai Medical Center 127,000 $12,078 2015 – 2025 The Scripps Research Institute 164,000 $10,141 2019 HCA Holdings, Inc. 254,000 $8,035 2016 – 2025 Medtronic, Inc. 460,000 $7,916 2017 – 2020 Reliant Medical Group, Inc. 362,000 $7,661 2019

SNHFi nanci alSum m ar y For the three months ended September 30, For the nine months ended September 30, ($ in 000s, except per share data) 2015 2014 2015 2014 Rental income Residents fees and services (managed properties) Total revenues Property net operating income (NOI)(1) NOI margin % Adjusted EBITDA(1) Normalized funds from operations (FFO)(1) Per share data: Common dividend Normalized FFO Normalized FFO payout ratio 37 (1) See exhibits herein for a reconciliation to nearest GAAP measure. $377,339 237,740 $615,079 $374,782 60.9% $359,696 $256,296 $1.17 $1.30 90.0% $460,193 271,061 $731,254 $454,941 62.2% $432,620 $316,749 $1.17 $1.37 85.4% $137,614 79,259 $216,873 $134,167 61.9% $127,375 $89,585 $0.39 $0.44 88.6% $158,863 96,412 $255,275 $158,348 62.0% $150,804 $111,430 $0.39 $0.47 83.0%

SNHConser vat i veFi nanci al Pr of i l e As of September 30, 2015 ($ in millions) Market Capitalization Book Capitalization $2,762 38% $2,762 39% $3,847 52% $3,506 50% $739 10% $739 11% Unsecured debt Secured debt Shareholders' book equity Unsecured debt Secured debt Equity market capitalization 38 SNH’s unsecured debt is investment grade rated Baa3 / BBB-by Moody’s and Standard & Poor’s.

SNHI nvest m entHi ghl i ght s • High quality portfolio. Predominantly private pay assets with limited exposure to the politics of government healthcare payment programs. Diversification by geography, tenants and types of properties. Active asset management programs and capital investment to maintain properties. • Tenant demand for healthcare properties are less impacted by the business cycle than other real estate. 10,000 Baby Boomers turning 65 every day.(1) As our society ages, the demand for services at healthcare properties increases. Secure dividend payment. Secure normalized FFO payout ratio of 83% for Q3 2015. History of growing dividends. Conservative financial approach. Investment grade ratings by Moody’s (Baa3) and S&P (BBB-). Financial flexibility with a strong balance sheet; only 10% mortgage debt, no ground leases, no joint ventures. • • 39 (1) Source: U.S. Census Bureau.

Five Star Quality Care, Inc. NYSE. f iVE STAR .F.,V ,.E.,,

Fi ve St arCom pany O ver vi ew • Premier Residences of Boca Raton, FL 214 units Five Star operates a total of 272 high quality senior living communities with 31,310 living units across the U.S. Leases 181 communities with 20,035 units. Owns 31 private pay communities with 3,064 units. Manages 60 senior living communities with 8,211 units. Senior Living Revenues Private Pay Revenues Unit Breakdown Owned 10% CCRC 36% Medicare 11% Private Pay 78% IL/AL 47% Managed 26% Leased 64% SNF 16% Medicaid 11% Other 1%(1) Note: Data presented is as of and for the three months ended September 30, 2015. (1) Other senior living revenue relates primarily to rehabilitation and other specialty service revenues provided at the residential communities owned and leased by Five Star. 41

Fi ve St ar Acr oss t he Seni or Li vi ng Spect r um Skilled Nursing Alzheimer’s / Assisted Living Free Standing SNF Independent Living Facility (SNF) / Memory Care (ALZ) (AL) (IL) Continuing Care One or two beds per room. Extensive nursing care to residents 24 hours per day. Includes post-acute care and long-term chronic care. Retirement A dedicated, secure wing within assisted living or a stand alone community. “Bridge to Rediscovery” program. One bedroom units with small kitchenettes. Services include laundry, medication management and daily living assistance. Nursing care available. Residents have a high degree of independence in large, private units. Daily meals, housekeeping and social activities are provided. Community (CCRC) Nursing care offered for IL / AL residents who require additional care. Focus on short-term private pay and Medicare patients. “Rehab to Home” units. IL 34% AL 39% ALZ 10% SNF / CCRC 8% SNF 9% 42 Note: Data presented is as September 30, 2015. Unit Type Leased Owned Managed Total IL 6,464 691 3,471 10,626 AL 6,769 1,863 3,506 12,138 ALZ 2,090 510 762 3,362 SNF / CCRC 1,973 - 472 2,445 SNF 2,739 - - 2,739 Total 20,035 3,064 8,211 31,310

Fi ve St ar RecentFi nanci al Resul t s ($ in 000s) For the three months ended September 30, For the nine months ended September 30, 2015 2014 2015 2014 2,717 2,438 7,939 7,296 Management fee revenue Total revenues $344,572 $334,339 $1,020,814 $995,549 $135,133 $135,507 $404,737 $402,469 Senior living wages and benefits 16,587 17,865 52,750 54,187 General and administrative 83,638 58,348 199,141 171,876 All other operating expenses Adjusted EBITDAR(1) $58,969 $55,897 $174,987 $165,810 43 (1) See exhibits herein for a reconciliation to nearest GAAP measure. Adjusted EBITDA(1) $9,239 $6,416 $25,972 $18,052 Total operating expenses $370,165 $337,427 $1,052,817 $1,006,573 Costs incurred on behalf of managed communities 62,170 54,490 180,082 163,673 Other senior living operating expenses $72,637 $71,217 $216,107 $214,368 Reimbursed costs from managed communities 62,170 54,490 180,082 163,673 Senior living revenue $279,685 $277,411 $832,793 $824,580

Fi ve St arI nvest m entHi ghl i ght s • • • • One of the largest publicly traded senior living operators in the U.S. Private pay revenues account for 78% of total senior living revenues. Industry demographics and supply/demand trends are favorable. Internal and external growth opportunities. The Forum at Deer Creek Deerfield Beach, FL 293 Units 44

Select Income REIT John Popeo Executive Vice President, RMR Chief Financial Officer, SIR

Select Income REIT .S.,,I.R.o NYSE

SI R Com panyO ver vi ew • Completed initial public offering in March 2012. $947 million invested in 30 properties. Acquired an additional $1.0 billion of net leased mainland properties from March 2012 through December 2014. • office and industrial Primarily headquarter locations leased to strong credit tenants under long term leases. Acquired Cole Corporate Income Trust, or CCIT, in January 2015 for approximately $2.5 billion. Issued $1.45 billion of investment grade rated senior unsecured notes February 2015 to fund the CCIT acquisition. Acquired an additional $183 million of net leased mainland properties through September 2015. $4.7 billion invested in 118 properties with 44.6 million square feet as of September 30, 2015. 2015 acquisitions improve portfolio strength and diversity. • in • • 47

Impact of Recent Acquisitions and Financings

		As of 9/30/2014	As of 9/30/2015
Improved Portfolio Strength & Diversity	Number of properties:	50	118
	Gross book value of real estate assets:	$2.0 billion	$4.7 billion
	Square feet:	27.0 million	44.6 million
	Percentage leased:	96.1%	97.7%
	Average building age(1):	16 years	11 years
	Geographic footprint:	21 states	35 states
	Revenue from investment grade tenants(2):	29.1%	39.4%
	Average lease term(2):	10.5 years	10.8 years
Credit Profile	Investment grade ratings:	None	Moody's (Baa2) S&P (BBB-)
Balance Sheet	Total debt/book capitalization:	22.6%	52.3%
	Floating rate debt/total assets:	20.9%	14.6%
	Unsecured fixed rate debt:	None	3, 5, 7, 10 yr. notes

(1) Simple average based upon weighted average year built or substantially renovated.
(2) Based on annualized rental revenue and calculated as the annualized contractual rents, as of September 30, 2015, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases. Amounts are preliminary and subject to change.

THE RMR GROUP 48

SIR Portfolio Metrics

	Mainland	Hawaii
Property count	107	11
Square feet	26.8 million	17.8 million
Locations	34 U.S. states	Oahu
Occupancy	100%	94.3%
Average building age(1)	11 years	NM
% Investment grade tenants(2)	45.4%	15.1%
% of SIR's 3Q15 NOI	80.5%	19.5%



MeadWestvaco Corporate Headquarters
Approx. Square Feet: 311,000
Richmond, VA



Portion of the Former Damon Estate
Approximate Square Feet: 9,600,000
Honolulu, HI

Historical Hawaii Rent Resets

($ in 000's)	Annualized Rental Revenue Before Reset(3)	Annualized Rental Revenue After Reset(3)	Average % Change
2012	$ 2,538	$ 3,907	53.9%
2013	5,376	7,925	47.4%
2014	7,421	10,435	40.6%
2015 (through 9/30/15)	4,638	5,876	26.7%
Total	**$ 19,973**	**$ 28,143**	**40.9%**

Scheduled Hawaii Rent Resets

	Annualized Rental Revenue(2)
2016	$ --
2017	2,821
2018 and thereafter	29,914
Total	**$ 32,735**

Note: Data presented is as of and for the three months ended September 30, 2015.

(1) Simple average based upon weighted average year built or substantially renovated.

(2) Annualized rental revenue is calculated as the annualized contractual rents, as of September 30, 2015, from tenants pursuant to existing leases, including straight line rent adjustments and excluding lease value amortization, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants pursuant to existing leases. Amounts are preliminary and subject to change.

(3) Based on annualized rental revenue, which is the annualized contractual rents at that time, from tenants pursuant to existing leases, including straight line rent adjustments and estimated recurring expense reimbursements, and further adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, excluding lease value amortization.

THE RMR GROUP

49

SI R Fi nanci alSum m ar y For the three months ended September 30, For the nine months ended September 30, ($ in 000s, except per share data) 2015 2014 2015 2014 50 (1) See exhibits herein for a reconciliation to nearest GAAP measure. Total revenues $111,942 $56,700 $313,571 $166,285 Property net operating income (NOI)(1) $90,758 $46,418 $256,203 $136,039 NOI margin % 81.1% 81.9% 81.7% 81.8% Adjusted EBITDA(1) $84,670 $43,090 $238,380 $126,763 Normalized funds from operations (FFO) attributable to SIR(1) $64,152 $39,297 $182,371 $114,910 Per share data: Common dividend $0.50 $0.48 $1.47 $1.42 Normalized FFO attributable to SIR $0.72 $0.66 $2.12 $2.10 Normalized FFO payout ratio 69.4% 73.2% 69.3% 67.6%

SI R Conser vat i veFi nanci al Pr of i l e As of September 30, 2015 ($ in millions) Market Capitalization Book Capitalization $1,699 42% $2,170 48% $2,090 46% $2,090 51% $287 $287 Unsecured debt Secured debt Shareholders' book equity Unsecured debt Secured debt Equity market capitalization 51 SIR’s unsecured debt is investment grade rated Baa2 / BBB-by Moody’s and Standard & Poor’s.

Government Properties Income Trust RMR Real Estate Income Fund Mark Kleifges Executive Vice President, RMR Chief Financial Officer, HPT Chief Financial Officer, GOV Chief Financial Officer, RIF

Capitol Place, Sacramento, CA
Square Feet: 163,840
Primary Tenant: California Dept. of Finance

Government Properties Income Trust

GOV
LISTED
NYSE

G O V Com panyO ver vi ew • Focused on owning and operating properties majority leased to government tenants. $1.9 billion real estate portfolio (historical investment basis) consisting of 71 properties located in 31 states and Washington D.C. containing approximately 10.7 million square feet. Annualized Rental Income by Tenant(1) State Gov. 20.7% Properties are 93.5% leased. 93% of GOV’s annualized rental income is paid by the U.S. Government (on behalf of 38 agencies), 12 state governments and the United Nations. U.N. 4.6% Non-Gov. 7.2% U.S. Government’s largest landlord. U.S. Gov. 67.5% • Owns 28% of the outstanding shares of Select Income REIT (NYSE: SIR). • Investment grade rated by Moody’s (Baa3) and S&P (BBB-). Note: Data presented is as of and for the three months ended September 30, 2015. (1) Percentage of annualized rental income is calculated using annualized contractual base rents from GOV’s tenants pursuant to its lease agreements with them as of September 30, 2015, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to GOV, and excludes lease value amortization. 54

Conser vat i veSt r at egyDesi gnedt o Pr ovi de Secur eand St abl e I ncom e Enhancing security through leasing: Representative GOV Tenants • Well over 90% of GOV’s rental income is paid by investment grade tenants; significantly above the office REIT average. • On average, government tenants remain in place significantly longer than private sector tenants, with U.S. Government tenants historically occupying the same space for more than 20 years. • Tenant improvements upon renewal have historically been modest. Enhancing security through fiscal management: • GOV has been investment grade rated since 2010. • As competition has intensified and capitalization rates have compressed, GOV significantly slowed its acquisition pace and initiated a capital recycling plan. 55 Note: Data presented is as of and for the three months ended September 30, 2015.

G O V’s Di ver si f i ed Por t f ol i o U.S. Government Tenant Diversity(1) State Government Tenant Diversity(1) 20 Massachusetts Avenue, Washington D.C Square Feet: 339,541 Primary Tenant: U.S. Citizenship and Immigration Service (1) Amounts exclude one property (one building) classified as discontinued operations. (2) Rentable Sq. ft. is pursuant to leases existing as of September 30, 2015, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease, if any, and rentable sq. ft. measurements are subject to modest changes when space is re-measured or re-configured for new tenants. (3) Percentage of annualized rental income is calculated using annualized contractual base rents from GOV’s tenants pursuant to its lease agreements with them as of September 30, 2015, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to GOV, and excludes lease value amortization. (4) Agency occupant cannot be disclosed. 56

G O V TenantRet ent i on Expect edt o Rem ai nHi gh • GOV typically begins to discuss renewals with tenants at least two years prior to lease expiration. One Georgia Center, Atlanta, GA Square Feet: 375,952 Tenant: State of GA: Department of Transportation • As of September 30, 2015, leases contributing approximately 20% of GOV’s annualized rental income were set to expire over the next 24 months. Of this total, GOV currently believes: It will be able to renew or extend leases for the vast majority of this expiring rent; Tenants contributing 2.1% of GOV’s annualized rent are expected to vacate; and Tenants contributing 0.9% of GOV’s annualized rent are at risk of vacating or downsizing. • GOV typically markets its unoccupied space to both government and non-government tenants via separate brokers. Note: Percentage of annualized rental income, which is calculated using annualized contractual base rents from GOV’s tenants pursuant to its lease agreements with them as of September 30, 2015, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to GOV, and excludes lease value amortization. 57

G O V Fi nanci alSum m ar y For the three months ended September 30, For the nine months ended September 30, ($ in 000s, except per share data) 2015 2014 2015 2014 58 (1) See exhibits herein for a reconciliation to nearest GAAP measure. Rental income $62,092 $64,158 $186,864 $186,406 Property net operating income (NOI)(1) $36,882 $40,119 $113,598 $116,743 NOI margin % 59.4% 62.5% 60.8% 62.6% Adjusted EBITDA(1) $45,821 $46,802 $137,632 $117,870 Normalized funds from operations (FFO)(1) $41,903 $39,792 $125,095 $100,044 Per share data: Common dividend $0.43 $0.43 $1.29 $1.29 Normalized FFO $0.59 $0.61 $1.77 $1.71 Normalized FFO payout ratio 72.9% 70.5% 72.9% 75.4%

G O V Conser vat i veFi nanci al Pr of i l e As of September 30, 2015 ($ in millions) Market Capitalization Book Capitalization $1,011 44% $1,011 47% $1,013 47% $1,138 50% $138 6% $ 6% Unsecured debt Secured debt Shareholders' book equity Unsecured debt Secured debt Equity market capitalization 59 GOV’s unsecured debt is investment grade rated Baa3 / BBB-by Moody’s and Standard & Poors.

RMR Real Estate Income Fund (NYSE MKT: RIF) U ---'-j..IWIL.,

RI F FundO ver vi ew • A closed end mutual fund that invests primarily in common and preferred securities of unaffiliated REITs and other real estate companies. • Approximately $250 million of investments as of September 30, 2015. • RIF’s primary investment objective is to earn and pay a high level of current income to common shareholders by investing in real estate companies. RIF’s secondary objective is capital appreciation.(1) • 7.0% annualized distribution rate as of January 8, 2016.(2) • RMR Advisors LLC, the investment adviser to RIF, was founded and is a wholly owned indirect subsidiary of The RMR Group. in 2003 Note: Carefully consider RIF’s investment objectives, risks, charges and expenses before investing. For more information, please refer to www.rmrfunds.com. (1) No assurance can be given that RIF’s investment objective will be achieved. (2) Represents the annual yield an investor would receive if RIF’s most recent distribution and RIF’s common share price as of January 8, 2016 stayed the same going forward. The distribution rate may include a return of capital. RIF is not able to classify distributions until after year end. Past distributions are not indicative of future distributions and the performance quoted represents past performance and does not guarantee future results. The distribution rate alone is not indicative of RIF’s performance. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when sold, may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. 61

RMR Property & AssetManagement David Blackman Executive Vice President, RMR President & Chief Operating Officer, SIR President & Chief Operating Officer, GOV

RM R O per at esaLar ge, Nat i onw i de RealEst at ePl at f or m Minneapolis Newton Philadelphia Long Island Sacramento Chicago Cleveland Baltimore Washington D.C. (3) Denver Indianapolis Kansas City Albuquerque Los Angeles Phoenix Columbia San Diego Atlanta (2) Dallas Honolulu (2) Austin 63 In 2015, RMR negotiated and executed more than 260 leases for approximately 4 million square feet on behalf of its managed REITs and directly managed approximately $75 million of capital improvements at properties owned by RMR managed companies. States in which The RMR Group managedThe RMR Group corporate headquarters properties are locatedThe RMR Group property management offices – 25 locations

RM R AssetM anagem ent& Pr oper t yM anagem ent • While RMR is an alternative asset management company, we principally operate commercial real estate. • The RMR organization includes a property management division that manages all the office and industrial properties for SNH, SIR, GOV, HPT (one property) and a small, privately owned portfolio owned by ABP Trust (f/k/a RMR Trust). • RMR also has an office and industrial asset management group that works closely with the property management division to oversee clients’ investments office and industrial properties. in • The distinction between these two groups is that RMR’s asset management group develops the strategic business plan for each asset and oversees the property management division’s implementation of that business plan. • Together, these groups are currently responsible for the strategy and day to day operations of 626 buildings that include almost 1,800 leases and 68.4 million square feet of office and industrial properties that are 96.3% leased as of December 31, 2015. 64

RMR Property Management Division – RMR Real Estate Services (RES)

- National in scope with 226 employees across 25 offices in the U.S. as of September 30, 2015.
- 77% of RES's workforce holds industry licenses and certifications and are actively involved in industry associations.
- Currently manages an almost $800 million annual revenue budget and approximately $250 million annual operating expense budget.
- RES also directly managed about $75 million of capital improvements in 2015, which included both building and tenant improvements.
- Primary responsibilities include:
  - Managing tenant relationships and leasing for our clients' properties.
  - Operating the properties to achieve the most efficient results.
  - Preparing annual budgets, monthly reforecasts and variance reporting.
  - Pricing and implementing all building and tenant improvement projects.
  - Engineering and facilities management, including energy and sustainability issues.
  - National Procurements.
  - Physical property diligence for acquisitions.

THE RMR GROUP 65

RM R AssetM anagem ent • RMR’s Asset Management is responsible for obtaining the best financial results for our clients’ investments. This is accomplished by: • Writing a strategic business plan for each property and rolling that up to create an operating plan for each client. Implementing each plan by working actively with RES. Reacting quickly to any unexpected occurrence that may impact results. • Asset Managers review monthly variance reports and budget reforecasts prepared by RES to monitor results. Other responsibilities include: • Selecting landlord rep. brokers Managing lease negotiations. Portfolio Managers are the primary interface for RMR senior managers to get information on their properties and their portfolios. They work closely with ownership senior leadership to develop a portfolio operating plan. • Analysis of all investment/divestment opportunities. Works with each client company’s senior management to develop investment/divestment criteria. Works closely with RES to perform acquisition diligence. 66

RMR Financial Overview Matthew Jordan Chief Financial Officer, RMR

Stable Revenue Base from High Quality Client Companies

($ in 000s)	Three Months Ended September 30, 2015	
Management services	$	39,837
Reimbursable payroll and related costs		7,695
Advisory services		579
Total revenues	$	48,111

Management Services Revenues by Client[(1)]



Managed Real Estate Operating Companies 15.8%
Other 1.6%
Managed REITs 82.6%

Management Services Revenues by Contract[(1)]



Property Management - Other 1.4%
Property Management - Managed REITs 18.8%
Business Management – Managed REITs 63.8%
Business Management - Other 16.0%

(1) Data presented is for the three months ended September 30, 2015. Business management incentive fees are calculated based on the managed REITs' calendar year end. For calendar year end 2015, any business management incentive fees earned by RMR will be paid to both RMR and ABP Trust (f/k/a RMR Trust) pro rata based on the date the "Up-C" transaction was completed and The RMR Group began operations on June 5, 2015. RMR currently estimates that approximately $62.3 million of total business management incentive fees may be received from HPT and paid pro rata to RMR and ABP Trust with respect to calendar year end 2015.

THE RMR GROUP 68

Di ver seSour cesof Revenues Assets Under Management(1) Real Estate Securities, 1.1% Industrial Properties, 7.6% R Prope 14. l ies, Office Properties, 34.9% Senior Living Communities, 19.2% H s, 22.9% (1) Based on historical cost of real estate at managed REITs and RIF’s total managed assets as of September 30, 2015. 69

Demonstrated History of Growth

- RMR has grown by working with its clients to expand their businesses and by creating new clients.
- Since 1986, RMR has assisted its clients in completing over $30.0 billion of financing in over 150 capital raising transactions.

Historical Assets Under Management[1] and Management Services Revenues

($ in thousands)	As of and for the Fiscal Years Ended September 30,					
	2010	2011	2012	2013	2014	2015
Total assets under management	$ 17,913,319	$ 20,527,073	$ 22,843,325	$ 24,575,285	$ 24,331,271	$ 20,954,233
Annual growth		15%	11%	8%	(1%)	(14%)
Total assets under management (excluding EQC)[2]	**$ 11,059,623**	**$ 12,471,583**	**$ 15,295,455**	**$ 16,884,895**	**$ 18,085,755**	**$ 20,954,233**
Annual growth		**13%**	**23%**	**10%**	**7%**	**16%**
Total management services revenues	$ 140,540	$ 157,023	$ 181,692	$ 197,504	$ 218,753	$ 162,326
Annual growth		12%	16%	9%	11%	(26%)
Total management services revenues (excluding EQC)[2]	**$ 78,432**	**$ 89,964**	**$ 110,633**	**$ 125,882**	**$ 137,121**	**$ 156,046**
Annual growth		**15%**	**23%**	**14%**	**9%**	**14%**

(1) Prior to January 1, 2014, base business management fees payable to us by the managed REITs were calculated based upon the historical cost of each REIT's assets. Effective January 1, 2014, base business management fees payable to us by the Managed REITs have been calculated monthly based upon the lesser of the historical cost of each REIT's assets under management or its total market capitalization. Assets under management are presented on the basis upon which the business management fees were payable to us. As of September 30, 2015, HPT, SIR and SNH base business management fees were calculated on a total market capitalization basis. If HPT, SIR and SNH were calculated on an invested capital basis, revenue for fiscal year ended September 30, 2015 would have been approximately $10 million higher.

(2) Equity Commonwealth ("EQC") is a publicly traded REIT that primarily owns office properties. EQC was an RMR client for the periods presented until RMR and EQC terminated their business management agreement as of September 30, 2014; thereafter RMR provided only limited transition services.

THE RMR GROUP 70

At t r act i veCashFl ow and Di vi dend Cover age As of and for the Three Months Ended September 30, 2015(1) ($ in 000s, except per share data) Adjusted Revenues Net Income Adjusted EBITDA(2) As a % of Adjusted Revenues Anticipated Dividends(2)(3) As a % of Adjusted EBITDA Adjusted Free Cash Flow(2)(4) As a % of Adjusted EBITDA Fully diluted adjusted shares outstanding(5) Per share data: $ $ 42,770 16,317 $ 24,320 56.9% $ 7,750 31.9% $ 5,018 20.6% 31,000 Adjusted Revenues Net Income Adjusted EBITDA Anticipated Dividends(3) Adjusted Free Cash Flow(4) $ $ $ $ $ 1.38 0.53 0.78 0.25 0.16 (1) Data presented excludes any business management incentive fees. Business management incentive fees are calculated based on the managed REITs’ calendar year end. For calendar year end 2015, any business management incentive fees earned by RMR will be paid to both RMR and ABP Trust (f/k/a RMR Trust) pro rata based on the date the “Up-C” transaction was completed and The RMR Group began operations on June 5, 2015. RMR currently estimates that approximately $62.3 million of total business management incentive fees may be received from HPT and paid pro rata to RMR and ABP Trust with respect to calendar year end 2015. See exhibits herein for a reconciliation to nearest GAAP measure. RMR intends to pay a cash dividend equal to $0.25 per share of Class A Common Stock per quarter ($1.00 per share per year). Anticipated Dividends presented assumes all of the membership units of The RMR Group LLC owned by RMR Trust are converted into Class A Common Stock of The RMR Group Inc. The declaration and payment of dividends is at the discretion of RMR’s Board of Directors, which may change RMR’s dividend policy or discontinue dividends at any time. Adjusted Free Cash Flow is defined as Adjusted EBITDA less income tax obligations and Anticipated Dividends. Fully diluted adjusted shares outstanding assume all membership units of The RMR Group LLC owned by ABP Trust (f/k/a RMR Trust) are converted into Class A Common Stock of The RMR Group Inc. (2) (3) (4) (5) 71

St r ong Bal anceSheet As of September 30, 2015 ($ in 000s) Cash and cash equivalents Other assets Total assets $ 34,497 269,395 $ 303,892 Total debt Total liabilities Total equity Total liabilities and equity $ - 90,240 213,652 $ 303,892 • Approximately $5.0 million of Adjusted Free Cash Flow per quarter.(1) • We expect to principally use operating cash flow to fund growth. • Flexibility to use debt and/or equity to finance expansion, including possible acquisitions. • No current outstanding debt. 72 (1) See exhibits herein for a reconciliation to nearest GAAP measure.

Closing Remarks Adam Portnoy Managing Director, President & Chief Executive Managing Trustee, HPT, SNH, SIR, GOV Officer, RMR & RIF

I nvest m ent Hi ghl i ght s 1) Stable revenue base from recurring management fees, anchored by 20 year agreements with the managed REITs. 2) Diverse sources of revenues from multiple businesses and a wide range real estate properties located throughout the U.S. of 3) Proven ability to grow fee revenues historically and a balance sheet with debt positions RMR well for possible future expansion. zero 4) Attractive cash flow to fund dividend. 5) Significant insider/executive ownership provides a strong alignment of interests with public shareholders. 6) Experienced and deep management team with proven ability to manage grow business. and 74

Appendix 75

RMR: Calculation of EBITDA and Adjusted EBITDA[1]

($ in 000s)		For the three months months ended September 30, 2015
Calculation of Adjusted Revenues:[1]		
Total revenue	$	48,111
Plus: other asset amortization		2,354
Less: Reimbursable payroll and related costs		(7,695)
Adjusted Revenues	$	42,770
Calculation of EBITDA and Adjusted EBITDA:[1]		
Net income (loss)	$	16,317
Plus: interest expense		-
Plus: income tax expense		4,194
Plus: depreciation expense		455
EBITDA		20,966
Plus: Members' profit sharing		-
Plus: other asset amortization		2,354
Plus: transaction related costs		1,954
Plus: separation expense		-
Plus: unrealized (gains) losses attributable to changes in fair value of stock accounted for under the fair value option		-
Less: certain one time adjustments		(954)
Adjusted EBITDA	$	24,320
Calculation of Adjusted EBITDA Margin:[1]		
Adjusted Revenues	$	42,770
Adjusted EBITDA	$	24,320
Adjusted EBITDA Margin		56.9%
Calculation of Adjusted Free Cash Flow:[2]		
Adjusted EBITDA	$	24,320
Less: income tax obligations		(11,552)
Less: anticipated dividends		(7,750)
Adjusted Free Cash Flow	$	5,018

(1) Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are calculated as presented in the tables above. We consider Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate measures of our operating performance, along with net income, net income attributable to RMR, operating income and cash flow from operating activities. RMR believes that Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain historical amounts, such as member's profit sharing, interest and depreciation expense, and certain non-recurring charges, such as the transaction related costs in connection with the creation of The RMR Group Inc. and the distribution of its shares of Class A Common Stock, Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with the performance of other asset management businesses. Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income attributable to The RMR Group Inc., operating income or cash flow from operating activities determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of RMR's needs. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc., operating income and cash flow from operating activities as presented in our consolidated statements of comprehensive income and consolidated statements of cash flows. Also, other asset management businesses may calculate Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than we do.

(2) We consider Adjusted Free Cash Flow to be an appropriate measure of our operating performance, along with cash flow from operating activities. RMR believes that Adjusted Free Cash Flow provides useful information to investors as it illustrates our cash flows available for strategic opportunities.

THE RMR GROUP 76

E B I T D A a n d Ad j u s t e d E B I T D A (1) H P T: C a l c u l a t i o n o f ($ in 000s, except per share data) As of and for the three months September 30, As of and for the nine months September 30, 2015 2014 2015 2014 Net income Add: $ 61,185 36,628 $ 49,197 34,304 $ 185,912 107,918 $ 140,662 104,101 Interest expense Income tax expense Depreciation and amortization 514 84,261 39 79,649 1,445 243,812 1,110 236,699 EBITDA Add (Less): Acquisition related costs (2) General and administrative expense paid in common shares (3) Business management incentive fee (4) Loss on early extinguishment of debt (5) Gain on sale of real estate (6) Deferred percentage rent (7) - Adjusted EBITDA $ 170,505 $ 551,167 $ 497,432 (1) (2) (3) Please see page 79 for a definition of EBITDA and Adjusted EBITDA and reasons why HPT’s management believes the presentation of these measures provide useful information to investors. Represents costs associated with HPT’s acquisition activities. Amounts represent the portion of business management fees that were payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, officers and certain other employees of RMR LLC. Effective June 1, 2015 all business management fees are paid in cash. Amounts represent estimated incentive fees under HPT’s business management agreement calculated based on common share total return, as defined. In calculating net income in accordance with GAAP, HPT recognize estimated business management incentive fee expense, if any, each quarter. Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Adjusted EBITDA until the fourth quarter, which is when the actual expense am ount for the year is determined. Incentive fees for 2015, if any, will be payable in cash in January 2016. HPT recorded a $726 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of HPT’s revolving credit facility and unsecured term loan and the redemption of certain senior unsecured notes. HPT recorded a $129 loss on early extinguishment of debt in the third quarter of 2014 in connection with the redemption of certain senior unsecured notes. HPT recorded an $11,015 gain on sale of real estate in the second quarter of 2015 in connection with the sale of five travel centers. HPT recorded a $130 gain on sale of real estate in the second quarter of 2014 in connection with the sale of one hotel. In calculating net income in accordance with GAAP, HPT generally recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes estimates of these amounts in the calculation of Adjusted EBITDA for each quarter of the year. The fourth quarter Adjusted EBITDA calculation excludes the amounts recognized during the first three quarters. 77 (4) (5) (6) (7) 557 482,572 237 4,818 6,951 855 (130) 2,129 539,087 1,986 3,726 17,383 - (11,015) - 163,189 14 1,838 4,778 129 182,588 851 713 8,561 - - - $192,713

H P T: C a l c u l a t i o n o f F u n d s F r o m O p e r a t i o n s ( F F O ) a n d S h a r e h o l d e r s (1) N o r m a l i z e d F F O Av a i l a b l e f o r C o m m o n ($ in 000s, except per share data) As of and for the three months September 30, As of and for the nine months September 30, 2015 2014 2015 2014 Net income available for common shareholders 44,031 170,414 125,164 Add (Less): Depreciation and amortization 84,261 79,649 243,812 236,699 Gain on sale of real estate (2) - - (11,015) (130) FFO available for common shareholders Add (Less): Acquisition related costs (3) Business management incentive fees (4) Loss on early extinguishment of debt (5) Deferred percentage rent (6) Normalized FFO available for common shareholders $ 129,158 $ 422,580 $ 371,905 (1) Please see page 79 for a definition of FFO and Normalized FFO available for common shareholders and reasons why HPT’s management believes the presentation of these measures provides useful information to investors regarding HPT’s financial condition and results of operations and any additional purposes for which HPT’s management uses FFO and Normalized FFO available for common shareholders. HPT recorded an $11,015 gain on sale of real estate in the second quarter of 2015 in connection with the sale of five travel centers. HPT recorded a $130 gain on sale of real estate in the second quarter of 2014 in connection with the sale of one hotel. Represents costs associated with HPT’s acquisition activities. Amounts represent estimated incentive fees under HPT’s business management agreement calculated based on common share total return, as defined. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter. Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders until the fourth quarter, which is when the actual expense amount for the year is determined. Incentive fees for 2015, if any, will be payable in cash in January 2016. HPT recorded a $726 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of HPT’s revolving credit facility and unsecured term loan and the redemption of certain senior unsecured notes. HPT recorded a $129 loss on early extinguishment of debt in the third quarter of 2014 in connection with the redemption of certain senior unsecured notes. In calculating net income in accordance with GAAP, HPT generally recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes estimates of these amounts in the calculation of Normalized FFO available for common shareholders for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters (2) (3) (4) (5) (6) 78 361,733 237 6,951 855 2,129 403,211 1,986 17,383 - - 123,680 14 4,778 129 557 140,280 851 8,561 - - 149,692 $ 56,019

H P T: D e f i n i t i o n s o f C e r t a i n N o n - G A A P F i n a n c i a l M e a s u r e s Definition of EBITDA HPT calculates EBITDA and Adjusted EBITDA as shown on page 77. HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs. These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does. Definition of FFO and Normalized FFO HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown on page 78. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT. HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT's definition of FFO available for common shareholders because HPT includes estimated percentage rent in the period to which HPT estimates that it relates rather than when it is recognized as income in accordance with GAAP, HPT includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and HPT excludes acquisition related costs and loss on early extinguishment of debt. HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for comm on shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for com mon shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders. Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in HPT’s revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital, HPT’s expectation of future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay HPT’s obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs. These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate FFO available for common shareholders and Norm alized FFO available for common shareholders differently than HPT does. 79

TravelCenters of America

TA: Calculation of Adjusted EBITDA and EBITDAR[1]

($ in 000s)	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Calculation of Adjusted EBITDA and Adjusted EBITDAR:[1]				
Net Income	$ 9,826	$ 12,796	$ 29,327	$ 26,627
Add: income taxes	6,157	9,442	19,158	19,391
Add: depreciation and amortization	17,445	16,617	53,086	48,542
Add: interest expense, net[2]	5,042	3,982	16,461	12,186
Add: loss on extinguishment of debt	-	-	10,502	-
Adjusted EBITDA	**$ 38,470**	**$ 42,837**	**$ 128,534**	**$ 106,746**
Add: real estate rent expense[3]	60,616	54,360	169,528	162,295
Adjusted EBITDAR	**$ 99,086**	**$ 97,197**	**$ 298,062**	**$ 269,041**

(1) TA calculates Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt; and TA calculates Adjusted EBITDAR as Adjusted EBITDA plus real estate rent expense. TA believes Adjusted EBITDA and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that Adjusted EBITDA and Adjusted EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. This information should not be considered as an alternative to net income, income from operations, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. Also, Adjusted EBITDA and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.

(2) Interest expense, net, included the following:

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Interest related to TA's Senior Notes and Credit Facility	$ 4,913	$ 2,663	$ 14,746	$ 8,042
Rent classified as interest	446	1,471	2,866	4,412
Amortization of deferred financing costs	232	171	688	509
Capitalized interest	(309)	(170)	(720)	(599)
Interest income	(260)	(227)	(1,292)	(311)
Other	20	74	173	133
Interest expense, net	$ 5,042	$ 3,982	$ 16,461	$ 12,186

Notes continued on next page.

THE RMR GROUP 80

TA: C a l c u l a t i o n o f Ad j u s t e d E B I T D A a n d E B I T D AR ( c o n t i n u e d ) (3) Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases. Cash paid under real property lease agreements was $65,138 and $58,545 during the three months ended September 30, 2015 and 2014, respectively, while the total rent amounts expensed during the three months ended September 30, 2015 and 2014, were $60,616 and $54,360, respectively. Cash paid under real property lease agreements was $186,676 and $174,608 for the nine months ended September 30, 2015 and 2014, respectively, while the total rent amounts expensed during the nine months ended September 30, 2015 and 2014, were $169,528 and $162,295, respectively. GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term. In addition, under GAAP, a portion of the rent TA paid to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale leaseback financing obligation liability. Also, under GAAP, TA amortizes on a straight line basis as a reduction of rent expense the deferred tenant improvement allowance liability and deferred gains from sales of assets to HPT that TA leased back. A reconciliation of these amounts is as follows. (A) Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT. 81

SNH: Calculation and Reconciliation of Net Operating Income (NOI) to Net Income(1)

($ in 000s)	For the Three Months Ended 9/30/2015	For the Three Months Ended 9/30/2014	For the Nine Months Ended 9/30/2015	For the Nine Months Ended 9/30/2014
Revenues:				
Rental income	$ 158,863	$ 137,614	$ 460,193	$ 377,339
Residents fees and services	96,412	79,259	271,061	237,740
Total revenues	255,275	216,873	731,254	615,079
Property operating expenses	(96,927)	(82,706)	(276,313)	(240,297)
Property net operating income (NOI):	158,348	134,167	454,941	374,782
Depreciation expense	(70,016)	(50,074)	(186,234)	(135,132)
General and administrative expense	(10,316)	(10,384)	(32,563)	(28,250)
Acquisition related costs	(742)	(15)	(6,517)	(2,649)
Impairment of assets	98	-	98	-
Operating income	77,372	73,694	229,725	208,751
Interest and other income	57	78	274	336
Interest expense	(38,989)	(36,201)	(112,838)	(99,213)
Loss on early extinguishment of debt	(21)	-	(1,469)	-
Income before income tax expense and equity in (losses) earnings of an investee	38,419	37,571	115,692	109,874
Income tax expense	(146)	(156)	(385)	(502)
Equity in (losses) earnings of an investee	(24)	38	70	59
Income from continuing operations	38,249	37,453	115,377	109,431
Discontinued operations				
(Loss) income from discontinued operations	-	(557)	(350)	1,484
Impairment of assets from discontinued operations	-	216	(602)	(117)
Income before gain on sale of properties	38,249	37,112	114,425	110,798
Gain on sale of properties	-	-	-	2,552
Net income	$ 38,249	$ 37,112	$ 114,425	$ 113,350

(1) Please see page 85 for a definition of NOI, reasons why SNH's management believes it is an appropriate supplemental measure and any additional purposes for which SNH's management uses this measure.

THE RMR GROUP

82

SNH: Calculation and Reconciliation of EBITDA and Adjusted EBITDA(1)

($ in 000s)	For the Three Months Ended		For the Nine Months Ended	
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Net income	$ 38,249	$ 37,112	$ 114,425	$ 113,350
Interest expense	38,989	36,201	112,838	99,213
Income tax expense	146	156	385	502
Depreciation expense from continuing operations	70,016	50,074	186,234	135,132
EBITDA	147,400	123,543	413,882	348,197
General and administrative expense paid in common shares (2)	239	1,433	2,648	3,685
Acquisition related costs from continuing operations	742	15	6,517	2,649
Impairment of assets from continuing operations	(98)	-	(98)	-
Loss on early extinguishment of debt from continuing operations	21	-	1,469	-
Gain on sale of properties	-	-	-	(2,552)
Impairment of assets from discontinued operations	-	(216)	602	117
Estimated percentage rent adjustment (3)	2,500	2,600	7,600	7,600
Adjusted EBITDA	$ 150,804	$ 127,375	$ 432,620	$ 359,696

(1) Please see page 85 for a definition of EBITDA and Adjusted EBITDA and reasons why SNH's management believes they are appropriate supplemental measures and any additional purposes for which SNH's management uses these measures.
(2) Amounts represent the portion of business management fees that were payable in SNH's common shares as well as equity based compensation for SNH's trustees, officers and certain other employees of RMR LLC. Beginning June 1, 2015, all business management fees are paid in cash.
(3) In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, SNH includes these amounts in its calculation of Adjusted EBITDA for each quarter of the year. The fourth quarter Adjusted EBITDA calculation excludes the amounts included during the first three quarters.

THE RMR GROUP 83

SNH: Calculation and Reconciliation of Funds From Operations (FFO) and Normalized FFO[1]

($ in 000s)	For the Three Months Ended 9/30/2015	For the Three Months Ended 9/30/2014	For the Nine Months Ended 9/30/2015	For the Nine Months Ended 9/30/2014
Net income	$ 38,249	$ 37,112	$ 114,425	$ 113,350
Depreciation expense from continuing operations	70,016	50,074	186,234	135,132
Gain on sale of properties	-	-	-	(2,552)
Impairment of assets from continuing operations	(98)	-	(98)	-
Impairment of assets from discontinued operations	-	(216)	602	117
FFO	108,167	86,970	301,163	246,047
Acquisition related costs from continuing operations	742	15	6,517	2,649
Loss on early extinguishment of debt	21	-	1,469	-
Estimated percentage rent adjustment [2]	2,500	2,600	7,600	7,600
Normalized FFO	$ 111,430	$ 89,585	$ 316,749	$ 256,296
Weighted average common shares outstanding (basic)	237,263	203,647	231,454	197,225
Weighted average common shares outstanding (diluted)	237,293	203,675	231,486	197,256
FFO per common share (basic and diluted)	$ 0.46	$ 0.43	$ 1.30	$ 1.25
Normalized FFO per common share (basic and diluted)	$ 0.47	$ 0.44	$ 1.37	$ 1.30

(1) Please see page 85 for a definition of FFO and Normalized FFO, reasons why SNH's management believes they are appropriate supplemental measures and any additional purposes for which SNH's management uses these measures.
(2) In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, SNH includes these amounts in its calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts included during the first three quarters.

THE RMR GROUP

84

S N H : D e f i n i t i o n s o f C e r t a i n N o n - G A A P F i n a n c i a l M e a s u r e s Definition of NOI SNH calculates NOI as shown on page 82. The calculation of NOI excludes certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SNH considers NOI to be an appropriate supplemental measure to net income because it may help both investors and SNH’s management to understand the operations of SNH’s properties. SNH uses NOI internally to evaluate individual and company wide property level performance, and SNH believes that NOI provides useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SNH’s operating performance between periods and with other REITs. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities. This measure should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI differently than SNH does. Definition of EBITDA and Adjusted EBITDA SNH calculates EBITDA and Adjusted EBITDA as shown on page 83. SNH considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, operating income and cash flow from operating activities. SNH believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with SNH’s past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than SNH does. Definition of FFO and Normalized FFO SNH calculates FFO and Normalized FFO as shown on page 84. FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH. SNH’s calculation of Normalized FFO differs from NAREIT's definition of FFO because SNH includes estimated percentage rent in the period to which SNH estimates that it relates rather than when it is recognized as income in accordance with GAAP, SNH includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SNH excludes acquisition related costs, gains and losses on early extinguishment of debt, gains and losses on lease terminations and losses on impairment of intangible assets, if any. SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of SNH’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to SNH’s shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s status as a REIT, limitations in SNH’s revolving credit facility agreement, term loan agreement and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does. 85

FVE: Calculation of EBITDA and Adjusted EBITDA

($ in 000s)

	For the three months ended September 30,		For the nine months ended September 30,	
	2015	2014	2015	2014
Loss from continuing operations	$ (26,250)	$ (2,374)	$ (34,447)	$ (9,238)
Add: interest and other expense	1,106	1,324	3,597	3,803
Add: income tax expense (benefit)	(236)	(1,763)	348	(4,558)
Add: depreciation and amortization	8,419	8,278	24,637	23,529
Less: interest, dividend and other income	(238)	(214)	(701)	(623)
EBITDA	(17,199)	5,251	(6,566)	12,913
Add (less):				
Goodwill and other long lived asset impairments	25,489	589	25,489	589
Costs related to compliance assessment	928 (1)	-	7,489 (2)	-
Financial accounting restatement and remediation costs	21	599	249	4,742
Acquisition related costs	-	-	41	157
Gain on sale of investments in available for sale securities	-	(23)	(38)	(349)
Gain on early extinguishment of debt	-	-	(692)	-
Adjusted EBITDA	9,239	6,416	25,972	18,052
Add: Rent expense	49,730	49,481	149,015	147,758
Adjusted EBITDAR	$ 58,969	$ 55,897	$ 174,987	$ 165,810

(1) Includes compliance costs and professional fees related to estimated Medicare payments Five Star expects to repay.
(2) Includes a $2.4 million reserve for the estimated Medicare payments Five Star expects to repay and $5.1 million for estimated penalties, compliance costs and professional fees related to these Medicare repayments.

THE RMR GROUP

86

SIR: Calculation of Property Net Operating Income (NOI)[1]

($ in 000s)	For the three months ended September 30, 2015	2014	For the nine months ended September 30, 2015	2014
Calculation of NOI:				
Rental income	$ 94,745	$ 48,523	$ 267,389	$ 142,051
Tenant reimbursements and other income	17,197	8,177	46,182	24,234
Real estate taxes	(9,871)	(5,645)	(27,247)	(16,580)
Other operating expenses	(11,313)	(4,637)	(30,121)	(13,666)
NOI	$ 90,758	$ 46,418	$ 256,203	$ 136,039
Reconciliation of NOI to Net Income:				
NOI	$ 90,758	$ 46,418	$ 256,203	$ 136,039
Depreciation and amortization	(33,070)	(10,653)	(90,179)	(30,442)
Acquisition related costs	(402)	(5,365)	(21,720)	(5,739)
General and administrative	(6,328)	(3,749)	(19,488)	(11,123)
Operating income	50,958	26,651	124,816	88,735
Interest expense	(20,034)	(3,033)	(53,710)	(10,025)
(Loss) gain on early extinguishment of debt	-	-	(6,845)	243
Income before income tax expense and equity in earnings (loss) of an investee	30,924	23,618	64,261	78,953
Income tax expense	(98)	(30)	(324)	(120)
Equity in earnings (loss) of an investee	(25)	38	70	59
Income before gain on sale of property	30,801	23,626	64,007	78,892
Gain on sale of property	-	116	-	116
Net income	$ 30,801	$ 23,742	$ 64,007	$ 79,008

(1) See Definitions of Certain Non-GAAP Financial Measures on page 90 for a definition of NOI and why SIR believes it is an appropriate supplemental measure and how SIR uses this measure.

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E B I T D A a n d Ad j u s t e d E B I T D A (1) S I R : C a l c u l a t i o n o f ($ in 000s) For the three months ended For the nine months ended September 30, September 30, 2015 2014 2015 2014 Net income Plus: interest expense Plus: income tax expense $ 30,801 20,034 98 $ 23,742 3,033 30 $ 64,007 53,710 324 $ 79,008 10,025 120 Plus: depreciation and amortization EBITDA Plus: acquisition related costs Plus: general and administrative expense paid in common shares (2) Plus: loss (gain) on early extinguishment of debt Adjusted EBITDA 33,070 10,653 90,179 30,442 84,003 402 37,458 5,365 208,220 21,720 119,595 5,739 265 - 267 - 1,595 6,845 1,672 (243) $ 84,670 $ 43,090 $ 238,380 $ 126,763 (1) See Definitions of Certain Non-GAAP Financial Measures on page 90 for a definition of EBITDA and Adjusted EBITDA and why SIR believes they are appropriate supplemental measures. (2) Amounts represent the portion of business management fees that were payable in SIR’s common shares as well as equity based compensation for SIR’s trustees, officers and certain other employees of RMR LLC. Beginning June 1, 2015, all business management fees are paid in cash. 88

SIR: Calculation of Funds from Operations (FFO) Attributed to SIR and Normalized FFO Attributed to SIR[1]

(amounts in 000s, except per share data)	For the three months ended September 30,		For the nine months ended September 30,	
	2015	2014	2015	2014
Net income attributed to SIR	$ 30,755	$ 23,742	$ 63,872	$ 79,008
Plus: depreciation and amortization	33,070	10,653	90,179	30,442
Plus: net income allocated to noncontrolling interest	46	-	135	-
Less: FFO allocated to noncontrolling interest	(121)	-	(318)	-
Less: gain on sale of property	-	(116)	-	(116)
FFO attributed to SIR	63,750	34,279	153,868	109,334
Plus: acquisition related costs	402	5,365	21,720	5,739
Plus: estimated business management incentive fees [2]	-	(347)	-	80
Plus: loss (gain) on early extinguishment of debt	-	-	6,845	(243)
Less: normalized FFO from noncontrolling interest, net of FFO	-	-	(62)	-
Normalized FFO attributed to SIR	$ 64,152	$ 39,297	$ 182,371	$ 114,910
Weighted average common shares outstanding - basic	89,267	59,857	85,827	54,642
Weighted average common shares outstanding - diluted	89,274	59,910	85,837	54,688
FFO attributed to SIR per share - basic and diluted	$ 0.71	$ 0.57	$ 1.79	$ 2.00
Normalized FFO attributed to SIR per share - basic and diluted	$ 0.72	$ 0.66	$ 2.12	$ 2.10

(1) See Definitions of Certain Non-GAAP Financial Measures on page 90 for a definition of FFO attributed to SIR and Normalized FFO attributed to SIR and why SIR believes they are appropriate supplemental measures and how SIR uses these measures.

(2) Amounts represent estimated incentive fees under SIR's business management agreement calculated after the end of each calendar year based on common share total return. For 2014, this incentive fee was payable in SIR's common shares; for 2015 and thereafter, any such fees will be payable in cash. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, each quarter. Although SIR recognizes this expense, if any, each quarter for purposes of calculating net income, SIR does not include these amounts in the calculation of Normalized FFO attributed to SIR until the fourth quarter, which is when the actual expense amount for the year is determined.

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S I R : D e f i n i t i o n s o f C e r t a i n N o n - G A A P F i n a n c i a l M e a s u r e s NOI The calculation of NOI excludes certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI as shown on page 87. SIR defines NOI as income from rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR considers NOI to be an appropriate supplemental measure to net income because it may help both investors and management to understand the operations of its properties. SIR uses NOI to evaluate individual and company wide property level performance, and SIR believes that NOI provides useful information to investors regarding SIR’s results of operations because it reflects only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of SIR’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of SIR’s needs. This measure should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI differently than SIR does. EBITDA and Adjusted EBITDA SIR calculates EBITDA and Adjusted EBITDA as shown on page 88. SIR considers EBITDA and Adjusted EBITDA to be appropriate measures of SIR’s operating performance, along with net income, net income attributed to SIR, operating income and cash flow from operating activities. SIR believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with SIR’s past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than SIR does. FFO Attributed to SIR and Normalized FFO Attributed to SIR SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown on page 89. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SIR excludes acquisition related costs, gains and losses on early extinguishment of debt and Normalized FFO from noncontrolling interest, net of FFO. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate measures of operating performance for a REIT, along with net income, net income attributed to a REIT, operating income and cash flow from operating activities. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of SIR’s operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility and term loan and public debt covenants, the availability of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real est ate companies may calculate FFO and Normalized FFO differently than SIR does. 90

GOV: Calculation of Property Net Operating Income (NOI)(1)

($ in 000s)	For the three months ended September 30,		For the nine months ended September 30,	
	2015	2014	2015	2014
Calculation of NOI(2):				
Rental income (3)	$ 62,092	$ 64,158	$ 186,864	$ 186,406
Operating expenses	(25,210)	(24,039)	(73,266)	(69,663)
Property net operating income (NOI)	$ 36,882	$ 40,119	$ 113,598	$ 116,743
Reconciliation of NOI to Net Income (Loss):				
NOI	$ 36,882	$ 40,119	$ 113,598	$ 116,743
Depreciation and amortization	(17,161)	(17,636)	(51,675)	(49,254)
Loss on impairment of real estate	-	(1,616)	-	(1,616)
Acquisition related costs	(270)	(110)	(459)	(1,290)
General and administrative	(3,714)	(4,329)	(11,431)	(11,537)
Operating income	15,737	16,428	50,033	53,046
Interest and other income	2	10	14	68
Interest expense	(9,137)	(8,845)	(27,894)	(18,530)
Gain (loss) on early extinguishment of debt	34	(541)	34	(541)
Loss on issuance of shares by SIR	(21)	(39)	(42,145)	(39)
Loss on impairment of SIR investment	-	-	(203,297)	-
Income tax benefit (expense)	13	(7)	(49)	(130)
Equity in earnings (losses) of investees	10,294	4,910	16,072	4,931
Income (loss) from continuing operations	16,922	11,916	(207,232)	38,805
Income (loss) from discontinued operations	(11)	706	(390)	3,615
Net income (loss)	$ 16,911	$ 12,622	$ (207,622)	$ 42,420

(1) Please see page 94 for a definition of NOI and reasons why GOV's management believes the presentation of this measure provides useful information to investors and any additional purposes for which GOV's management uses NOI.
(2) Excludes properties classified as discontinued operations.
(3) GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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GOV: Calculation of EBITDA and Adjusted EBITDA(1)

($ in 000s)	For the three months ended September 30, 2015	For the three months ended September 30, 2014	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014
Net income (loss)	$ 16,911	$ 12,622	$ (207,622)	$ 42,420
Add: Interest expense	9,137	8,845	27,894	18,530
Income tax expense	-	7	62	130
Depreciation and amortization	17,161	17,636	51,675	49,254
Less: Income tax benefit	(13)	-	(13)	-
EBITDA	43,196	39,110	(128,004)	110,334
Add: Acquisition related costs	270	110	459	1,290
General and administrative expense paid in common shares(2)	227	712	1,200	1,720
Loss on impairment of real estate	-	1,616	-	1,616
Loss on early extinguishment of debt	-	541	-	541
Loss on issuance of shares by SIR	21	39	42,145	39
Loss on impairment of SIR investment	-	-	203,297	-
Dividends received from SIR	12,459	10,320	34,571	10,320
Equity in loss of SIR	-	-	388	-
Less: Increase in carrying value of asset held for sale	-	-	-	(2,344)
Gain on early extinguishment of debt	(34)	-	(34)	-
Equity in earnings of SIR	(10,318)	(4,872)	(16,390)	(4,872)
Net gain on sale of properties from discontinued operations	-	(774)	-	(774)
Adjusted EBITDA	$ 45,821	$ 46,802	$ 137,632	$ 117,870

(1) Please see page 94 for a definition of EBITDA and Adjusted EBITDA and reasons why GOV's management believes the presentation of these measures provides useful information to investors. Adjustments were made to certain prior period amounts to conform to the current period Adjusted EBITDA calculation.

(2) Amounts represent the portion of business management fees that were payable in GOV's common shares as well as equity based compensation for GOV's trustees, officers and certain other employees of RMR LLC. Beginning June 1, 2015, all business management fees are paid in cash.

THE RMR GROUP 92

GOV: Calculation of Funds From Operations (FFO) and Normalized FFO(1)

($ in 000s, except per share data)	For the three months ended September 30, 2015	For the three months ended September 30, 2014	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014
Net income (loss)	$ 16,911	$ 12,622	$ (207,622)	$ 42,420
Add: Depreciation and amortization	17,161	17,636	51,675	49,254
Loss on impairment of real estate	-	1,616	-	1,616
FFO attributable to SIR investment	17,780	11,230	43,961	11,230
Equity in loss of SIR	-	-	388	-
Less: Equity in earnings of SIR	(10,318)	(4,872)	(16,390)	(4,872)
Increase in carrying value of asset held for sale	-	-	-	(2,344)
Net gain on sale of properties from discontinued operations	-	(774)	-	(774)
FFO	41,534	37,458	(127,988)	96,530
Add: Acquisition related costs	270	110	459	1,290
Loss on early extinguishment of debt	-	541	-	541
Loss on issuance of shares by SIR	21	39	42,145	39
Loss on impairment of SIR investment	-	-	203,297	-
Normalized FFO attributable to SIR investment	17,892	12,874	51,177	12,874
Less: FFO attributable to SIR investment	(17,780)	(11,230)	(43,961)	(11,230)
Gain on early extinguishment of debt	(34)	-	(34)	-
Normalized FFO	$ 41,903	$ 39,792	$ 125,095	$ 100,044
Weighted average common shares outstanding (diluted)	71,021	65,568	70,589	58,385
Per common share amounts:				
Normalized FFO per common share (diluted)	$ 0.59	$ 0.61	$ 1.77	$ 1.71
Dividends per common share	$ 0.43	$ 0.43	$ 1.29	$ 1.29
	72.9%	70.5%	72.9%	75.4%

(1) Please see page 94 for a definition of FFO and Normalized FFO and reasons why GOV's management believes the presentation of these measures provides useful information to investors and any additional purposes for which GOV's management uses FFO and Normalized FFO.

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G O V: D e f i n i t i o n s o f C e r t a i n N o n - G A A P F i n a n c i a l M e a s u r e s Definition of NOI and Cash Basis NOI The calculation of NOI excludes certain components of net income (loss) in order to provide results that are more closely related to GOV’s property level results of operations. GOV calculates NOI on a GAAP basis as shown on page 91. GOV defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV considers NOI to be an appropriate supplemental measure to net income (loss) because it may help both investors and GOV’s management to understand the operations of GOV’s properties. GOV uses NOI to evaluate individual and company wide property level performance, and GOV believes that NOI provides useful information to investors regarding GOV’s results of operations because it reflects only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI differently than GOV does. Definition of EBITDA and Adjusted EBITDA GOV calculates EBITDA and Adjusted EBITDA as shown on page 92. GOV considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income (loss), operating income and cash flow from operating activities. GOV believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, loss on impairment and equity in earnings of GOV”s SIR investment, and any gains or loss on issuance of shares by SIR, and including dividends received from GOV’s equity investment in SIR, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with GOV’s past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than GOV does. Definition of FFO and Normalized FFO GOV calculates FFO and Normalized FFO as shown on page 93. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings (losses) of an equity investee but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT's definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in SIR, GOV includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and GOV excludes acquisition related costs, gains or losses on early extinguishment of debt, loss on impairment of SIR investment and losses on issuance of shares by SIR. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to GOV’s shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in GOV’s credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does. 94